Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS REPORTS RESULTS

FOR SECOND QUARTER 2010

Solid Organic Revenue Growth; Profitability Expansion

ENGLEWOOD, COLO. (July 27, 2010) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer interaction management and billing solutions, today reported results for the quarter ended June 30, 2010.

Key Financial Highlights:

•	Results for the quarter ended June 30, 2010, were as follows:

•	Total revenues were $131.3 million, an increase of five percent over the same period in 2009.

•	Non-GAAP operating income was $25.4 million, or 19.3% of total revenues, and GAAP operating income was $14.8 million, or 11.2% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.53, which includes a negative $0.03 impact as a result of a higher than expected tax rate. GAAP EPS was $0.35.

•	Cash flows from operations for the quarter were $24.4 million.

•	Subsequent to the quarter-end, CSG repurchased $23.2 million (par value) of its 2004 2.5% senior subordinated convertible contingent debt securities due 2024 for approximately $24 million.

“CSG continues to grow its revenues and expand the profitability of the business,” said Peter Kalan, president and chief executive officer for CSG Systems. “Our clients’ businesses are changing at a pace that this industry has not experienced in years. This can be attributed to competition, consumer choice and the need to simplify the complexity involved with delivering a broad and deep number of products and services to the end consumer. These changes create opportunities for CSG to continue to partner with our clients to enable them to deliver a more robust and engaging customer experience which increases their customers’ satisfaction and revenues.”

CSG Systems International, Inc.

July 27, 2010

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
	2010	2009	Percent Change	2010	2009	Percent Change
Revenues	$131,346	$124,836	5%	$261,609	$248,382	5%
Customer Accounts (end of period)	48,864	45,440	8%	48,864	45,440	8%
Non-GAAP Results:
Operating Income	$25,357	$22,255	14%	$49,476	$45,223	9%
Operating Income Margin	19.3%	17.8%	—	18.9%	18.2%	—
EPS	$0.53	$0.50	6%	$1.02	$1.00	2%
GAAP Results:
Operating Income	$14,757	$19,587	(25)%	$31,159	$41,166	(24)%
Operating Income Margin	11.2%	15.7%	—	11.9%	16.6%	—
EPS	$0.35	$0.31	13%	$0.37	$0.68	(46)%

CSG’s calculations of non-GAAP operating income and non-GAAP EPS exclude different items. The following table below outlines the exclusions from CSG’s non-GAAP financial measures.

Non-GAAP Exclusions	Operating Income	EPS
Data center transition expenses	X	X
One-time adjustments to income tax reserves	—	X
Stock-based compensation	—	X
Amortization of acquired intangible assets	—	X
Amortization of original issue discount	—	X
Gain (loss) on repurchase of convertible debt securities	—	X

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 1 and the Investor Relations section of CSG’s website at www.csgsystems.com.

Results of Operations

Revenues: Total revenues for the second quarter of 2010 were $131.3 million, a five percent increase from revenues of $124.8 million for the same period in 2009, and a one percent increase from the first quarter 2010 revenues of $130.3 million. The year-over-year increase is entirely a result of organic growth factors, to include the full impact of the customer conversions to CSG’s systems during the second half of 2009, and continued adoption of CSG’s solutions.

Non-GAAP Results: Non-GAAP operating income for the second quarter of 2010 was $25.4 million, or 19.3% of total revenues, which compares to $22.3 million, or 17.8%, for the same period last year. The non-GAAP operating income for the second quarter of 2010 and 2009 excludes $10.6 million and $2.7 million, respectively, of data center transition expenses.

CSG Systems International, Inc.

July 27, 2010

For the second quarter, CSG’s effective income tax rate was 2%, primarily as a result of the completion during the quarter of the IRS examination of CSG’s Federal income tax returns for fiscal years 2006, 2007, and 2008. Under current accounting rules, CSG was required to establish income tax reserves related to the uncertainty in the realization of certain tax credits and incentives over the last several years. Upon successful completion of the IRS examination, favorable adjustments to these income tax reserves were necessary.

The impact of the one-time tax benefit related to the adjustments to these income tax reserves is not considered reflective of CSG’s normal income tax rate. As a result, for purposes of calculating its non-GAAP EPS for the quarter ended June 30, 2010, CSG has used a normalized effective income tax rate of approximately 38%, which excludes the one-time benefits related to the adjustments to these income tax reserves. This results in non-GAAP EPS for the second quarter of 2010 of $0.53, compared to non-GAAP EPS of $0.50 for the second quarter of 2009. The 38% effective income tax rate used for CSG’s non-GAAP EPS was higher than its previous expectations of 35%, caused by a continued delay in the anticipated U.S. Congressional approval of R & D tax credits for 2010. This higher effective income tax rate had a negative impact of approximately $0.03 on non-GAAP EPS for the quarter.

GAAP Results: GAAP operating income for the second quarter of 2010 was $14.8 million, or 11.2% of total revenues, compared to $19.6 million, or 15.7%, for second quarter of 2009, with the decrease mainly attributed to the $7.9 million increase in quarterly data center transition costs between years.

GAAP EPS for the second quarter of 2010 was $0.35, compared to $0.31 for the same period last year, and was impacted by the following items:

•

the effective income tax rate of 2% for the second quarter of 2010 provided a positive GAAP EPS impact of $0.13 for the quarter when compared to a normalized quarterly effective income tax rate of 38% (as discussed above); and

•	the data center transition expenses of $10.6 million and $2.7 million for the quarters ended June 30, 2010 and 2009, negatively impacted GAAP EPS by $(0.20) and $(0.05), respectively.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated quarters are as follows (in thousands):

	June 30, 2010	March 31, 2010	December 31, 2009
Cash, cash equivalents and short-term investments	$229,666	$210,745	$198,377
Net trade accounts receivable	100,393	107,167	107,810
Total long-term debt:
Par value	$200,404	$200,404	$170,300
Unamortized original issue discount	(39,553)	(41,238)	(12,853)

Net debt carrying amount	$160,851	$159,166	$157,447

CSG Systems International, Inc.

July 27, 2010

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	June 30, 2010	March 31, 2010	June 30, 2009
Cash Flows from Operating Activities:
Operations	$25,052	$27,376	$29,658
Changes in operating assets and liabilities	(641)	3,948	13,895

Net cash provided by operating activities	$24,411	$31,324	$43,553

Cash Flows from Investing Activities:
Purchases of property and equipment	$(3,471)	$(4,048)	$(14,360)

Of the $3.5 million CSG spent on capital expenditures during the quarter ended June 30, 2010, approximately $1 million related to its data center transition efforts.

2010 Financial Guidance

A summary of CSG’s financial guidance for the full year 2010 is as follows:

Revenues	$522 - $530 million
Non-GAAP EPS	$2.16 - $2.22
GAAP EPS from continuing operations	$1.15 - $1.20

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 1 and the Investor Relations section of CSG’s website at www.csgsystems.com.

Conference Call

CSG will host a one-hour conference call on July 27, 2010, at 5:00 p.m. ET, to discuss CSG’s second quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com. In addition, to reach the conference by phone, dial (888) 549-7750 and ask the operator for the CSG Systems conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International, Inc.

Headquartered in Englewood, Colorado, CSG Systems International, Inc. (NASDAQ: CSGS) is a customer interaction management company that provides software- and services-based solutions that help clients engage and transact with their customers. With a 25-year heritage in providing customer management and billing solutions to North American cable and direct broadcast satellite companies, CSG has broadened its customer interaction management capabilities to proudly serve this client base as well as new, highly competitive industries including financial services, healthcare, utilities and more. Today, CSG’s solutions reach more than half of all U.S. households each month and manage over $36 billion in transactions annually on its clients’ behalf. For more information, visit our website at www.csgsystems.com.

CSG Systems International, Inc.

July 27, 2010

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately two-thirds of its revenues from four clients;

•	CSG’s ability to maintain a reliable, secure computing environment, as well as risks inherent to transitioning data centers;

•	continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to convert clients to its solutions in a timely and effective manner;

•	CSG’s dependency on the North American communications industry;

•	increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals; and

•	CSG’s continued ability to protect its intellectual property rights.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Vice President of Investor Relations

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG Systems International, Inc.

July 27, 2010

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$182,692	$163,489
Short-term investments	46,974	34,888

Total cash, cash equivalents and short-term investments	229,666	198,377
Trade accounts receivable-
Billed, net of allowance of $2,130 and $2,036	100,393	107,810
Unbilled and other	9,197	9,140
Deferred income taxes	2,519	16,826
Income taxes receivable	3,398	2,114
Other current assets	13,188	9,575

Total current assets	358,361	343,842
Property and equipment, net of depreciation of $99,145 and $88,195	50,417	56,799
Software, net of amortization of $42,695 and $40,266	11,456	12,157
Goodwill	108,022	107,052
Client contracts, net of amortization of $128,396 and $122,666	38,342	41,407
Other assets	8,317	4,920

Total assets	$574,915	$566,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net of unamortized original issue discount of $2,549 and zero	$47,855	$—
Client deposits	30,617	29,906
Trade accounts payable	28,978	26,856
Accrued employee compensation	23,928	26,598
Deferred revenue	29,865	26,307
Other current liabilities	12,257	9,894

Total current liabilities	173,500	119,561

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $37,004 and $12,853	112,996	157,447
Deferred revenue	19,584	20,498
Income taxes payable	—	5,889
Deferred income taxes	41,105	42,198
Other non-current liabilities	7,598	8,474

Total non-current liabilities	181,283	234,506

Total liabilities	354,783	354,067

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 34,028,148 shares and 35,125,943 shares outstanding	640	636
Additional paid-in capital	433,537	408,722
Treasury stock, at cost, 29,956,808 shares and 28,456,808 shares	(704,963)	(675,623)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	1	10
Unrecognized pension plan losses and prior service costs, net of tax	(897)	(919)
Accumulated earnings	491,814	479,284

Total stockholders’ equity	220,132	212,110

Total liabilities and stockholders’ equity	$574,915	$566,177

CSG Systems International, Inc.

July 27, 2010

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues:
Processing and related services	$121,363	$114,859	$243,409	$229,587
Software, maintenance and services	9,983	9,977	18,200	18,795

Total revenues	131,346	124,836	261,609	248,382

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	68,925	61,243	135,929	121,497
Software, maintenance and services	5,912	6,552	11,880	12,954

Total cost of revenues	74,837	67,795	147,809	134,451
Other operating expenses:
Research and development	18,990	17,558	37,502	34,709
Selling, general and administrative	16,678	14,989	33,212	28,807
Depreciation	6,091	4,901	11,713	9,141
Restructuring charges	(7)	6	214	108

Total operating expenses	116,589	105,249	230,450	207,216

Operating income	14,757	19,587	31,159	41,166

Other income (expense):
Interest expense	(1,629)	(1,394)	(3,177)	(2,967)
Amortization of original issue discount	(1,685)	(2,083)	(3,985)	(4,308)
Gain (loss) on repurchase of convertible debt securities	—	—	(10,952)	1,468
Interest and investment income, net	251	356	367	838
Other, net	6	—	4	—

Total other	(3,057)	(3,121)	(17,743)	(4,969)

Income before income taxes	11,700	16,466	13,416	36,197
Income tax provision	(234)	(5,763)	(886)	(12,669)

Net income	$11,466	$10,703	$12,530	$23,528

Weighted-average shares outstanding – Basic:
Common stock	32,303	33,201	32,677	33,136
Participating restricted stock	531	1,080	637	1,216

Total	32,834	34,281	33,314	34,352

Weighted-average shares outstanding – Diluted:
Common stock	32,562	33,274	32,938	33,193
Participating restricted stock	531	1,080	637	1,216

Total	33,093	34,354	33,575	34,409

Earnings per common share:
Basic	$0.35	$0.31	$0.38	$0.68
Diluted	0.35	0.31	0.37	0.68

CSG Systems International, Inc.

July 27, 2010

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Net income	$12,530	$23,528
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	11,713	9,141
Amortization	8,285	7,125
Amortization of original issue discount	3,985	4,308
Gain on short-term investments and other	(79)	(443)
(Gain)/loss on repurchase of convertible debt securities	10,952	(1,468)
Deferred income taxes	(44)	11,820
Excess tax benefit of stock-based compensation awards	(1,098)	(142)
Stock-based employee compensation	6,184	6,238

Subtotal	52,428	60,107
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	7,360	10,298
Other current and non-current assets	(3,911)	(2,815)
Income taxes payable/receivable	(6,423)	(6,961)
Trade accounts payable and accrued liabilities	3,637	(5,713)
Deferred revenue	2,644	4,650

Net cash provided by operating activities	55,735	59,566

Cash flows from investing activities:
Purchases of property and equipment	(7,519)	(24,384)
Purchases of short-term investments	(46,922)	(22,215)
Proceeds from sale/maturity of short-term investments	34,900	44,200
Acquisition of businesses, net of cash acquired	(2,764)	(7,373)
Acquisition of and investments in client contracts	(2,623)	(3,748)

Net cash used in investing activities	(24,928)	(13,520)

Cash flows from financing activities:
Proceeds from issuance of common stock	772	645
Repurchase of common stock	(33,643)	(6,157)
Payments on acquired equipment financing	(571)	(463)
Proceeds from long-term debt	150,000	—
Payments of deferred financing costs	(4,268)	—
Repurchase of convertible debt securities	(124,992)	(26,714)
Excess tax benefit of stock-based compensation awards	1,098	142

Net cash used in financing activities	(11,604)	(32,547)

Net increase in cash and cash equivalents	19,203	13,499
Cash and cash equivalents, beginning of period	163,489	83,886

Cash and cash equivalents, end of period	$182,692	$97,385

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$1,499	$2,408
Income taxes	7,365	7,801

CSG Systems International, Inc.

July 27, 2010

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income and non-GAAP EPS. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following items:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the GAAP amounts excluded from the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

July 27, 2010

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Data center transition expenses	X	X
One-time adjustments to income tax reserves	—	X
Stock-based compensation	—	X
Amortization of acquired intangible assets	—	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on repurchase of convertible debt securities	—	X

CSG believes that excluding certain items provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

The data center transition expenses are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

The benefit of the one-time adjustments to income tax reserves related to the completion of the IRS examination during the second quarter of 2010 is not considered reflective of CSG’s normal income tax rate. The exclusion of this item in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations. In addition, the stock-based compensation expense is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets results from the acquisition of businesses. A portion of the purchase price in an acquisition is allocated to the intangible assets (e.g., software, client relationships, etc.) acquired, and is then amortized to expense over the estimated useful life of the respective intangible asset. This

CSG Systems International, Inc.

July 27, 2010

annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations. In addition, the amortization of acquired intangible assets is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The amortization of the convertible debt securities OID is additional interest expense as a result of the adoption of a new accounting pronouncement effective January 1, 2009. The exclusion of these costs in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current interest expense with historical periods prior to the adoption of this new accounting pronouncement. In addition, the interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible debt securities are not considered reflective of CSG’s recurring core business operating results. The exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated quarters and six months then ended are as follows (in thousands, except percentages):

	Quarter Ended June 30, 2010		Quarter Ended June 30, 2009
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$14,757	11.2%	$19,587	15.7%
Data center transition expenses	10,600	8.1%	2,668	2.1%

Non-GAAP operating income	$25,357	19.3%	$22,255	17.8%

	Six Months Ended June 30, 2010		Six Months Ended June 30, 2009
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$31,159	11.9%	$41,166	16.6%
Data center transition expenses	18,317	7.0%	4,057	1.6%

Non-GAAP operating income	$49,476	18.9%	$45,223	18.2%

CSG Systems International, Inc.

July 27, 2010

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated quarters and six months then ended are as follows (in thousands, except per share amounts):

	Quarter Ended June 30, 2010		Quarter Ended June 30, 2009
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP income before income taxes	$11,700	$0.35	$16,466	$0.31
One-time adjustments to income tax reserves (3)	—	(0.13)	—	—
Data center transition expenses	10,600	0.20	2,668	0.05
Stock-based compensation	3,175	0.06	3,223	0.06
Amortization of acquired intangible assets	1,163	0.02	2,293	0.04
Amortization of original issue discount	1,685	0.03	2,083	0.04

Non-GAAP income before income taxes	$28,323	$0.53	$26,733	$0.50

	Six Months Ended June 30, 2010		Six Months Ended June 30, 2009
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP income before income taxes	$13,416	$0.37	$36,197	$0.68
One-time adjustments to income tax reserves (3)	—	(0.12)	—	—
Data center transition expenses	18,317	0.34	4,057	0.08
Stock-based compensation	6,184	0.12	6,238	0.12
Amortization of acquired intangible assets	2,327	0.04	3,674	0.07
Amortization of original issue discount	3,985	0.07	4,308	0.08
(Gain) loss on repurchase of convertible debt securities	10,952	0.20	(1,468)	(0.03)

Non-GAAP income before income taxes	$55,181	$1.02	$53,006	$1.00

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	These items (excluding the one-time adjustments to income tax reserves discussed in Note 3 below) represent the after-tax impact to net income on a per diluted share basis using: (i) a normalized effective income tax rate of approximately 38% for the quarter and six months ended June 30, 2010, and CSG’s effective income tax rate of 35% for the quarter and six months ended June 30, 2009; and (ii) weighted-average diluted shares outstanding of 33.1 million and 33.6 million for the quarter and six months ended June 30, 2010, and 34.4 million for the quarter and six months ended June 30, 2009.
(3)	For the quarter and six months ended June 30, 2010, CSG’s effective income tax rate was 2% and 7%, respectively, primarily as a result of the completion during the quarter of the IRS examination of CSG’s Federal income tax returns for fiscal years 2006, 2007, and 2008. Under current accounting rules, CSG was required to establish income tax reserves related to the uncertainty in the realization of certain tax credits and incentives over the last several years. Upon successful completion of the IRS examination, favorable adjustments to these income tax reserves were necessary. The impact of the one-time tax benefit related to the adjustments to these income tax reserves is not considered reflective of CSG’s normal income tax rate. As a result, for purposes of calculating its non-GAAP EPS for the quarter and six months ended June 30, 2010, CSG has excluded the income tax benefit related to the one-time adjustments to income tax reserves.

CSG Systems International, Inc.

July 27, 2010

Non-GAAP Financial Measures – 2010 Financial Guidance

Non-GAAP Operating Income:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2010 full year financial guidance, is as follows:

2010 Guidance
GAAP operating income margin (“approximately 15%”)	15.2%
Data center transition expenses as a percentage of total revenues (4)	4.0%

Non-GAAP operating income margin (“lower 19% range”)	19.2%

(4)	This represents the pretax impact of the estimated 2010 data center transition expenses of approximately $21 million on CSG’s operating income margin.

Non-GAAP EPS:

The reconciliation of GAAP EPS from continuing operations to non-GAAP EPS as included in CSG’s 2010 full year financial guidance is as follows:

	2010 Guidance Range (5)
	Low Range	High Range
GAAP EPS from continuing operations	$1.15	$1.20
One-time adjustments to income tax reserves (6)	(0.12)	(0.12)
Data center transition expenses (7)	0.40	0.41
Stock-based compensation (8)	0.25	0.25
Amortization of acquired intangible assets (9)	0.09	0.09
Amortization of original issue discount (10)	0.14	0.14
Loss on repurchase of convertible debt securities (11)	0.25	0.25

Non-GAAP EPS	$2.16	$2.22

(5)	The after-tax impact of these items (excluding the one-time adjustments to income tax reserves discussed in Note 3 above) is calculated using: (i) a normalized effective income tax rate of approximately 35% for 2010, which excludes the one-time benefits related to the adjustments to certain income tax reserves as discussed in Note 3 above; and (ii) the estimated weighted-average diluted shares outstanding of 33.4 million for 2010.
(6)	This represents the impact on a per diluted share basis of the one-time adjustments to income tax reserves recorded in the second quarter of 2010 (see Note 3 above).
(7)	This represents the after-tax impact on a per diluted share basis of the full year data center transition expenses of approximately $21 million estimated in 2010.
(8)	This represents the after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $13 million estimated in 2010.
(9)	This represents the after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $5 million estimated in 2010.

CSG Systems International, Inc.

July 27, 2010

(10)	This represents the after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $7 million estimated in 2010.
(11)	This represents the after-tax impact on a per diluted share basis of the loss on the repurchase of convertible debt securities of approximately $13 million in 2010, which includes the $23.2 million of debt repurchases completed in July 2010, however does not assume any additional debt repurchases of its convertible debt securities for the remainder of the year.